Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) of Todos Medical Ltd. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Gerald Commissiong, the Chief Executive Officer and Director of the Registrant, and Daniel Hirsch, the Chief Financial Officer and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 21, 2021

Signature:	/s/ Gerald Commissiong

Name:	Gerald Commissiong
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Signature:	/s/ Daniel Hirsch

Name:	Daniel Hirsch
Title:	Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.